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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-99586) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-35969) of DataWorks Corporation of our report dated April 5, 1996, relating to the financial statements of DCD Corporation, which appears on page F-3 of this Current Report on Form 8-K.


/s/ PRICE WATERHOUSE LLP


Price Waterhouse LLP
Minneapolis, Minnesota
February 2, 1998